UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 6, 2016
Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited
(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,
Canada, T2C 4X9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On September 6, 2016, the Board of Directors (the “Board”) of Canadian Pacific Railway Limited (the “Company”) appointed Jill Denham and William R. Fatt as directors, effective immediately. The Board committees to which Ms. Denham and Mr. Fatt will be named have not yet been determined.

There is no arrangement or understanding with any person pursuant to which either of Ms. Denham or Mr. Fatt was appointed as members of the Board. There are no transactions or relationships between the Company and either of Ms. Denham or Mr. Fatt that are reportable under Item 404(a) of Regulation S-K. Each of Ms. Denham and Mr. Fatt will be compensated in accordance with the Company’s standard compensation policies and practices for non-executive directors, the components of which were disclosed in the Company’s Proxy Statement on Schedule 14A for its 2016 annual meeting of shareholders filed with the Securities and Exchange Commission on February 29, 2016, in the section titled “Directors’ Compensation”.

Resignation of Director

On September 6, 2016, William A. Ackman resigned from the Board of the Company and the board of directors of Canadian Pacific Railway Company, effective as of close of business on September 6, 2016. Mr. Ackman has been a member of the Board since 2012 and was a member of the Finance and Corporate Governance and Nominating Committees of the Board. Mr. Ackman’s decision to resign was not as a result of any disagreement with the Company.

A copy of the press release announcing the appointments of Ms. Denham and Mr. Fatt and the resignation of Mr. Ackman is attached as Exhibit 99.1 to this current report on Form 8- K.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
Exhibit 99.1	Press Release dated September 6, 2016, announcing the appointment of Jill Denham and William R. Fatt to the Board of Directors and the resignation of William A. Ackman from the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2016

CANADIAN PACIFIC RAILWAY LIMITED

	By:	/s/ Scott Cedergren
		Name:	Scott Cedergren
		Title:	Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 99.1	Press Release dated September 6, 2016, announcing the appointment of Jill Denham and William R. Fatt to the Board of Directors and the resignation of William A. Ackman from the Board of Directors